Exhibit 32.2
CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Quarterly Report on Form 10-Q
for the quarter ended September 30, 2019
In connection with the accompanying Quarterly Report on Form 10-Q of Pacific Mercantile Bancorp (the “Company”) for the quarter ended September 30, 2019 (the “Quarterly Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Curt Christianssen, certify that:
(1) The Quarterly Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 1, 2019

/S/ CURT A. CHRISTIANSSEN
Curt A. Christianssen
Chief Financial Officer